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                                 Exhibit  23.1


                        CONSENT OF PANNELL KERR FORSTER


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated June 11, 1997, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 28, 1997 February 29, 1996, and February 28, 1995, and for each of the three years then ended, which report appears in Form 10-K. for the fiscal year ended February 28, 1997. We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.



PANNELL KERR FORSTER
Los Angeles, California
April 10, 1998

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